SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

Paradise, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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PARADISE, INC.

1200 Dr. Martin Luther King, Jr. Boulevard
Plant City, Florida 33563

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 27, 2004

TO THE SHAREHOLDERS OF PARADISE, INC.

     The Annual Meeting of Shareholders of Paradise, Inc. will be held at the principal office of the Company, 1200 Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida 33566, on May 27, 2004, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect five (5) directors to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

2.	To ratify the reappointment of Bella, Hermida, Gillman, Hancock & Mueller as the Company’s independent certified public accountants for the fiscal year 2004.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed April 23, 2004, at 5:00 p.m. local time, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     A Proxy Statement, form of Proxy and Annual Report to shareholders for the year ended December 31, 2003 are enclosed.

     Shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to be present, please date, sign and return the Proxy in the enclosed envelope, which requires no postage if mailed in the United States. If you are present at the Annual Meeting and desire to vote in person, you may revoke the Proxy.

By order of the Board of Directors,

Tracy W. Schulis Secretary

April 28, 2004
Plant City, Florida

PROPOSAL I
REMUNERATION OF EXECUTIVE OFFICERS
PROPOSAL II
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

PARADISE, INC.

1200 Dr. Martin Luther King, Jr. Boulevard
Plant City, Florida 33563

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 27, 2004

     This Proxy Statement is being furnished to the holders (“Shareholders”) of the common shares, (“Common Stock”), of Paradise, Inc., a Florida corporation (the “Company”) in connection with the solicitation by the Company’s Board of Directors of proxies for use at the 2004 Annual Meeting of Shareholders to be held on May 27, 2004 at 10:00 a.m. (the “Annual Meeting”) and at any adjournment thereof. The Annual Meeting will be held at the Company’s offices located at 1200 Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida 33563. All expenses incident to the solicitation of the proxies will be borne by the Company.

     At the Annual Meeting, Shareholders will be asked to consider and vote on (i) the election of five (5) directors, and (ii) the ratification of Bella, Hermida, Gillman, Hancock & Mueller as the Company’s auditors for the fiscal year ending December 31, 2004. All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated thereon, if any. If no instructions are indicated, such proxies will be voted FOR the election of the Board of Directors’ nominees for directors and FOR the ratification of Bella, Hermida, Gillman, Hancock & Mueller as the Company’s auditors.

     The Board of Directors has fixed 5:00 p.m., local time, on April 23, 2004 as the record date (the “Record Date”) for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On April 23, 2004, there were 519,350 issued and outstanding shares of Common Stock of the Company, constituting the only class of stock outstanding and entitled to vote. Shareholders are entitled to one (1) vote for each share of Common Stock held of record on the Record Date. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

     Any Shareholder may revoke his or her proxy, at any time before it is exercised, by (i) duly executing and submitting a subsequently dated proxy, (ii) delivering a subsequently dated written notice of revocation to the Company, which notice is received at or before the Annual Meeting, or (iii) voting in person at the Annual Meeting (although, mere attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company’s principal executive offices, located at the address set forth above.

     This Proxy Statement and the enclosed proxy card are first being sent to Shareholders, together with the Notice of Annual Meeting, on or about April 28, 2004. Shareholders are requested to complete, date, and sign the accompanying form of proxy and return it promptly in the envelope provided with these materials. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

PROPOSAL I

ELECTION OF DIRECTORS

     In accordance with the Company’s Bylaws, the Board of Directors has fixed the number of directors of the Company (“Directors”) to be elected at the Annual Meeting at five (5). The Company currently has five (5) Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has unanimously nominated five (5) persons (each, a “Nominee”), all of whom are current Directors, to stand for election at the Annual Meeting. Each Nominee has agreed, if elected, to hold office until the 2005 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

     It is intended that the proxies received from Shareholders, unless contrary instructions are given therein, will be voted in favor of the election of the Nominees, named below. If any Nominee, for any reason, should become unavailable for election, or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person as the Company’s Board of Directors shall designate to replace such Nominee.

Nominees for Director

     The following table sets forth the names and ages of each person nominated for election as a Director of the Company, the positions and offices that each Nominee has held with the Company, and the period during which each has served in such positions and offices. Each Director serves for a term of one (1) year and until his successor is duly elected and qualified. The Directors of the Company serve in such capacity without compensation.

TABLE OF NOMINEES

			Served As
			Director
Name	Age	Principal Occupation/Positions	Since
Melvin S. Gordon (1)(5)	70	Director, Chairman & Chief Executive Officer	1965

Randy S. Gordon (2)(5)	48	Director, & President	1989

Eugene L. Weiner (4)	72	Director & Vice President	1967

Tracy W. Schulis (3)(5)	47	Director, Senior Vice President & Secretary	1989

Mark H. Gordon (3)(5)	41	Director & Executive Vice President	1990

(1)	Mr. Melvin Gordon has been employed by the Company since 1963 and has served as Chief Executive Officer since 1964.

(2)	Mr. Randy Gordon has been employed by the Company since 1978; serving as Vice President from 1989 to 2001 and President since 2002.

(3)	Each of Messrs. Tracy W. Schulis and Mark H. Gordon have been employed by the Company since 1984, each serving as Vice President since 1989.

(4)	Mr. Weiner has been employed by the Company since November 1965. Mr. Weiner relinquished his duties as COO, CFO, Treasurer and Secretary of the Company as of June 30, 2002. He remains a Director and Vice President, concentrating on corporate development.

(5)	Mr. Melvin S. Gordon is the father of Randy Gordon and Mark Gordon, and he is the father-in-law of Tracy Schulis. He is also first cousin to Eugene Weiner.

     It has always been the Company’s policy that each of our incumbent directors attends the Annual Meetings of Shareholders. All of the Company’s board members were present at the 2003 Annual Meeting of Shareholders, and we anticipate that all board members will be in attendance at the upcoming 2004 Annual Meeting.

Directors Meetings, Committees, Independence, Audit Committee Financial Expert

     During the fiscal year ended December 31, 2003 (“Fiscal 2003”), the Board of Directors held a total of twelve (12) meetings. All directors attended at least seventy-five percent (75%) of the meetings held.

     It must be noted that all of the Directors of the Company are also executive officers of the Company. As a result, none of the Company’s directors may be deemed “independent” as that term is defined in the listing standards for NASDAQ companies. Under the circumstances, the Board believes it is appropriate not to have a separately designated nominating committee or compensation committee, and the Board has not adopted charters relating to its nominating or compensation functions. Instead, all of the directors participate in the consideration of director nominees and executive compensation decisions. All of the directors have dutifully and loyally served the Company for over thirteen (13) years, and it has not been necessary for the Board to seek a new director nominee since 1990. Therefore, the Board has not established a process for identifying or evaluating nominees, nor set minimum qualifications and specific qualities or skills that it believes are necessary for one or more of the Company’s directors to possess. For the same reason, the Board does not have, and believes it is appropriate under the circumstances to not have, a policy regarding Board consideration of director candidates nominated by shareholders.

     Similarly, the Company does not have a standing audit committee and has not adopted a written charter relating to the Board’s audit duties. Instead, the entire Board of Directors acts as an audit committee for the purpose of overseeing the accounting and financial reporting processes, audits of the financial statements of the Company, and the independence of the Company’s auditors. The Securities and Exchange Commission (the “Commission”) recently adopted new regulations relating to audit committee composition and functions, including disclosure requirements relating to the presence of an “audit committee financial expert” serving on its audit committee. In connection with these new requirements, the Company’s Board of Directors examined the Commission’s definition of “audit committee financial expert” and the Board concluded that Mr. Eugene Weiner, although not independent, qualifies as a financial expert.

Shareholder Communications with Directors

     The Company does not currently have in place a policy relating to shareholder communications with the Company’s directors. At the 2004 Annual Meeting of the Board of Directors, following the Annual Meeting of Shareholders, the Board will adopt new policies and procedures relating to such shareholder communications. It is presently anticipated that this initiative will provide that shareholders and other interested parties wishing to contact any member (or all members) of the Board of Directors, any committee of the Board, or any chair of any such committee may do so by mail, addressed, either by name or title, to the Board of Directors or to any such individual directors or group or committee of directors, and that all such correspondences should be sent to the Company’s principal office. It is also anticipated that all shareholder communications to directors will be opened by the Office of the Corporate Secretary, at 1200 Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida 33563, for the purpose of determining whether the contents represent a message to our directors before being forwarded to the addressee. In addition, the Corporate Secretary’s office will make, if necessary, sufficient copies of the contents to be forwarded to each director who is a member of the group or committee to which the communication is addressed. It is further anticipated that the new director communications policy will exclude the forwarding to directors of certain kinds of information, such as materials in the nature of advertising, promotions of a product or service, and patently offensive material.

Code of Ethics

     The Company does not currently have a Code of Ethics that applies to its principal executive officer and principal financial officer. However, the Company proposes to adopt such a Code of Ethics at the 2004 Annual Meeting of directors, scheduled to be held immediately after the annual shareholders meeting, a copy of which is attached hereto as Exhibit A. The Code of Ethics will contain written standards that are reasonably designed to deter wrongdoing and to promote the following:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registration files with, or submits to, the Commission and in other public communications made by the registrant;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	Accountability for adherence to the code.

REMUNERATION OF EXECUTIVE OFFICERS

     The aggregate remuneration paid by the Company and its subsidiary for the years set forth to its chief executive officer and each of the five highest paid executive officers of the Company whose aggregate cash and cash equivalent form of remuneration exceeded $100,000 are as follows:

Summary Compensation Table

Name and				Benefits Upon
Principal Position	Year	Salary (1)	Bonus	Retirement (2)(3)
Melvin S. Gordon	2003	$352,366	- 0-	(4)
Chief Exec. Officer	2002	352,217	82,950
	2001	349,642	71,000

Randy S. Gordon	2003	206,601	-0-	$72,000
President	2002	206,515	51,720	72,108
	2001	180,807	44,331	71,327

Tracy W. Schulis	2003	206,345	-0-	72,000
Senior Vice President	2002	206,266	51,720	72,108
and Secretary	2001	180,496	44,331	71,327

Mark H. Gordon	2003	205,786	-0-	72,000
Executive Vice President	2002	205,788	51,720	72,108
	2001	180,291	44,331	71,327

Jack M. Laskowitz	2003	98,275	2,500	22,656
Chief Financial Officer and Treasurer

(1)	Includes personal use of Company automobiles and PS-58 costs.

(2)	These amounts are computed actuarially according to the Retirement Plan of the Company assuming certain facts as follows: (a) that the participant remains in the service of the Company until his normal retirement date at age 65; (b) that the participant’s earnings increase 4.50% annually during the remainder of his service until retirement age subject to the maximum annual compensation limits established by law; and (c) that the plan be continued without substantial modification.

(3)	As of the latest available actuarial valuation date.

(4)	Received a “lump sum” distribution in 1999.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 23, 2004, by (i) each person known to the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers as a group. As of April 23, 2004, there were 519,350 shares of Common Stock issued and outstanding.

Beneficial Ownership Table

	Amount and Nature	Percentage
Name and Address of Beneficial Owner(1)	of Beneficial Ownership(2)(3)	of Class
Melvin S. Gordon (4)	202,652	39.0%
Michael J. Seaman (5)	33,000	6.4%
7861 Coco Bay Dr., Naples, FL 34108
Eugene L. Wiener	14,300	2.8%
Randy S. Gordon	6,104	1.2%
Tracy W. Schulis	4.571	*
Mark H. Gordon	4,063	*
Jack M. Laskowitz	-0-	-0-
All Officers and directors as a group (6 persons)	231,690	44.6%

(1)	Unless otherwise indicated, the address of the persons named in the table is 1200 Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida 33563.

(2)	As used herein, a person is deemed to be the “beneficial owner” of a security if he or she has or shares voting or investment power with respect to such security, or has the right to acquire such ownership within sixty (60) days. As used herein, “voting power” includes the power to vote or to direct the voting of shares, and “investment power” includes the power to dispose or to direct the disposition of shares, irrespective of any economic interest therein.

(3)	Except as otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them.

(4)	Includes 141,760 owned by the Helen A. Weaner Family Partnership, Ltd., control of which Mr. Gordon shares with his wife as Trustees.

(5)	Based on information furnished on Schedule 13G.

PROPOSAL II

RATIFICATION OF APPOINTMENT
OF INDEPENDENT PUBLIC ACCOUNTS

     The Board of Directors has selected the firm of Bella, Hermida, Gillman, Hancock & Mueller (“Bella Hermida”), independent public accounts, to be the Company’s auditors for the year ending December 31, 2004, and recommends that Shareholders vote to ratify that appointment. Bella Hermida was the Company’s auditors for the year ended December 31, 2003. Although neither the law nor the governing documents of the Company requires the submission of this matter to a Shareholder vote, in the event of a negative vote, the Board of Directors will reconsider its selection of auditors. Ratification of the appointment of the auditors will require that, at a meeting where a quorum is present, the votes cast in favor of the ratification exceed those votes cast opposing ratification. Bella Hermida is expected to have a representative at the Annual Meeting who will be available to respond to appropriate questions from Shareholders.

Fees Billed for Audit and Non-Audit Services

     The following table represents the aggregate fees billed for professional audit services rendered to the Company by Bella Hermida for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-QSB for the years ended December 31, 2003 and 2002, and all fees billed for other services rendered by Bella Hermida during those periods.

	2003	2002
Audit Fees (1)	$62,400	$83,700
Audit-Related Fees (2)	22,050	4,975
Tax Fees (3)	21,697	18,400
All Other Fees (4)	-0--	-0-

Total Accounting Fees and Services	$106,147	$107,075

(1)	Audit Fees. These are fees for professional services for the audit of the Company’s annual financial statements, and for the review of the financial statements included in the Company’s filings on Form 10-QSB, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees. These are fees for the assurance and related services reasonably related to the performance of the audit or the review of the Company’s financial statements.

(3)	Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.

(4)	All Other Fees. These are fees for permissible work that does not fall within any of the other fee categories, i.e., Audit Fees, Audit-Related Fees, or Tax Fees.

Pre-Approval Policy for Audit and Non-Audit Services

     The Company’s Board has responsibility for the approval of all audit and non-audit services before the Company engages an accountant. All of the services rendered to the Company by Bella, Hermida for the fiscal years ended December 31, 2003 and 2002 were pre-approved by the Board before the engagement of the auditors for such services.

     The Company is working with its legal counsel to establish formal pre-approval policies and procedures for all future engagements of the Company’s accountants. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission relating to the independence of auditors, the Company’s new pre-approval policies and procedures will be detailed as to particular services, will require that the Board be informed of each service, and will prohibit the delegation of any pre-approval responsibilities to the Company’s management.

     The Company’s pre-approval policy will expressly provide for the annual pre-approval of all audit, audit-related and all non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor’s engagement letter, such annual pre-approval to be performed by the Board. The new policy will also provide that all additional engagements of the auditor that were not approved in the annual pre-approval process, and all engagements that are anticipated to exceed previously approved thresholds, shall be presented by the President or Chief Financial Officer of the Company to the Board for pre-approval, on a case-by-case basis, before management engages the auditors for any such purposes. The Board may be authorized to delegate, to one or more of its members, the authority to pre-approve certain permitted services, provided that the estimated fee for any such service does not exceed a specified dollar amount.

     All pre-approvals shall be contingent on a finding, by the Board, or delegates thereof, as the case may be, that the provision of the proposed services by the Company’s auditor is compatible with the maintenance of the auditor’s independence in the conduct of its auditing functions. In no event shall any non-audit related service be approved that would result in the independent auditor no longer being considered independent under the applicable rules and regulations of the Securities and Exchange Commission.

OTHER MATTERS

     The management has no information that any other matters will be brought before the meeting. If, however, other matters do come before the meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy in accordance with their best judgment, discretionary authority to do so being included in the Proxy.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     In order to be included in the proxy materials for the 2005 Annual Meeting of Shareholders of the Company, shareholder proposals must be received by the Company not later than January 4, 2005.

PARADISE, INC.

Tracy W. Schulis, Secretary
April 28, 2004

Exhibit A

CODE OF ETHICS

OF

PARADISE, INC.

Purpose

     Paradise, Inc. (“Paradise” or the “Company”) is committed to the highest level of ethical behavior. Paradise’s business success depends upon the reputation of the Company and its directors, officer and employees to perform with the highest level of integrity and principled business conduct.

     This Code of Ethics (“Code”) applies to all directors, officers and employees of the Company, including Paradise’s principal executive officer and principal financial officer, (collectively, “Covered Persons”). This Code is designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Commission and in other public communications made by the registrant;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	Accountability for adherence to the code.

     Each Covered Person must conduct himself or herself in accordance with this Code and must seek to avoid even the appearance of improper behavior.

     This Code is not intended to cover every applicable law or provide answers to all questions that might arise; for that Paradise relies on each person’s sense of what is right, including a sense of when it is appropriate to seek guidance from others on an appropriate course of conduct.

Honest and Ethical Conduct

     Each Covered Person must always conduct himself or herself in an honest and ethical manner. Each Covered Person must act with the highest standards of personal and professional integrity and must not tolerate others who attempt to deceive or evade responsibility for actions. Honest and ethical conduct must be a driving force in every decision made by a Covered Person while performing his or her duties for the Company. When in doubt whether an action is honest and ethical, seek advice from your immediate supervisor or senior management as appropriate.

Conflicts of Interest

     The term “conflict of interest” refers to any circumstance which would cast doubt on a Covered Person’s ability to act objectively when representing the Company’s interest. Covered Persons should not use their position or association with Paradise for their own or their family’s personal gain and should avoid situations in which their personal interests (or those of their family) conflict or overlap, or appear to conflict or overlap, with Paradise’s best interests.

     Some examples of situations which could give rise to a conflict of interest are given below. These examples do not limit the general scope of this policy.

•	If a Covered Person’s association with (or financial interest in) another person or entity would reasonably be expected to interfere with the employee or director’s independent judgment in the Company’s best interest, that association or financial interest creates a conflict of interest.

•	Holding of a financial interest in any present or potential competitor, customer, supplier, or contractor unless the business or enterprise in which the associate holds a financial interest is publicly owned and the financial interest constitutes less than five percent (5%) of the ownership of that business or enterprise.

•	Acceptance of a membership on the Board of Directors or serving as a consultant or advisor to any board of any management of a business which is a present or potential competitor, customer, supplier, or contractor unless approved in writing by the Chief Executive Officer.

•	Engaging in any transaction involving Paradise from which the associate can benefit, financially or otherwise, apart from regular compensation received in the usual course of business. This prohibition is intended to include lending or borrowing of money, guaranteeing debts, or accepting gifts, entertainment, or favors from a present or potential competitor, customer, supplier, or contractor.

•	Use or disclosure to a third party of any unpublished information obtained by a Covered Person in connection with his or her employment for personal benefit.

     It is our policy and it is expected that all Covered Persons should endeavor to avoid all situations that present an actual or apparent conflict of interest. All actual or apparent conflicts of interest between personal and professional relationships must be handled honestly and ethically. If such person believes he or she may have a conflict of interest, that Covered Person must report the situation and seek guidance from the appropriate party. For purposes of this Code, directors, including the Chairman of the Board, the chief executive officer, and the chief financial officer shall report any such situations to the Chairman of the Audit Committee. Officers (other than the chief executive officer and chief financial officer) and employees of the Company shall report any such situations to their immediate supervisor. It is the responsibility of the Audit Committee Chairman and the Nominating Committee Chairman, as applicable, to determine if a conflict of interest exists or whether such situation is likely to impair the Covered Persons ability to perform his or her assigned duties with the Company, and if such situation is determined to present a conflict, to determine the necessary resolution.

     Loans are expressly prohibited from the Company to all Directors and Executive Officers.

Compliance with Applicable Laws, Rules and Regulations

     Compliance with applicable governmental laws, rules and regulations, and applicable rules and standards of the national securities exchange on which the Company’s securities are listed, both in letter and in spirit, is one of the foundations on which this Company’s ethical policies are built. Each Covered Person must understand and take responsibility for complying with the applicable governmental laws, rules and regulations of the cities, states and countries in which the Company operates, and for complying

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with the applicable rules and standards of the national securities exchange on which the Company’s securities are listed.

Rules to Promote Full, Fair, Accurate, Timely and Understandable Disclosure

     As a public company, Paradise has a responsibility to report financial information to security holders so that they are provided accurate information in all material respects about the Company’s financial condition and results of operations. It is the policy of the Company to fully and fairly disclose the financial condition of the Company in compliance with applicable accounting principles, laws, rules and regulations. Further, it is the Company’s policy to promote full, fair, accurate, timely and understandable disclosure in all Company reports required to be filed with, or submitted to, the Securities and Exchange Commission (“SEC”) as required by applicable laws, rules and regulations then in effect, and in other public communications made by the Company.

     Covered Persons may be called upon to provide or prepare necessary information to ensure that the Company’s public reports are complete, fair and understandable. The Company expects Covered Persons to take this responsibility seriously and to provide accurate information related to the Company’s public disclosure requirements.

     All books and records of the Company shall fully and fairly reflect all Company transactions in accordance with accounting principles generally accepted in the United States of America, and any other financial reporting or accounting regulations to which the Company is subject. No entries to the Company’s books and records shall be made or omitted to intentionally conceal or disguise the true nature of any transaction. Covered Persons shall maintain all Company books and records in accordance with the Company’s record retention policy.

     All Covered Persons must report to Paradise any questionable accounting or auditing matters that may come to their attention. This applies to all operating reports or records prepared for internal or external purposes, such as sales or backlog information. If any Covered Person has concerns or complaints regarding questionable accounting or auditing matters of the Company, the Covered Person should contact their immediate supervisor on a confidential basis. If the immediate supervisor is involved in the questionable accounting or auditing matter, or doesn’t timely resolve the Covered Person’s concern, the Covered Person should submit their concern to any of the following on a confidential basis: the principal executive officer, the principal financial officer.

Corporate Opportunities

     Directors and employees are prohibited from taking for themselves opportunities that are discovered through the use of corporate property, information or position, or using corporate property, information or position for personal gain. Directors and employees owe a duty to the Company to advance its legitimate interest when the opportunity to do so arises.

Confidentiality

     Directors and employees must maintain the confidentiality of non-public, proprietary information entrusted to them by the Company, its customers or its suppliers and use that information only to further the business interests of the Company, except where disclosure or other use is authorized by the Company or legally mandated. This includes information disseminated to employees in an effort to keep them informed or in connection with their work activities, but with the instruction, confidential labeling, or reasonable expectation that the information be kept confidential.

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Trading on Insider Information

     Inside information includes any non-public information, whether favorable or unfavorable, that investors generally consider important in making investment decisions. Examples including financial results not yet released, imminent regulatory approval of an alliance or other significant matter such as the purchase or sale of a business unit or significant assets, threatened litigation, or other significant facts about a business. No information obtained as the result of employment at, or a director’s service on the Board of Paradise may be used for personal profit or as the basis for a “tip” to others unless such information is first made generally available to the public.

Protection and Proper Use of Company Assets

     Directors and employees should protect the Company’s assets and ensure their efficient use. Theft, carelessness and waste have an adverse impact on the Company and its profitability. Company assets may only be used for legitimate Paradise business purposes.

Intellectual Property

     Paradise expends a great deal of time, effort and money to protect our intellectual property. We are sensitive to issues regarding the improper use of our intellectual property and avoiding the improper use of intellectual property of others, including but not limited to copyrights, trademarks, trade secrets and patents. In fulfillment of our legal obligations with respect to intellectual property rights, Paradise adheres to copyright laws, including the application of those laws to copyrighted work in print, video, music, computer software or other electronic formats. Employees must not make any unauthorized reproduction of any copyrighted work.

Reporting of Violations of the Code

     Any Covered Person who becomes aware of any violation of the Code must promptly bring the violation to the attention of the appropriate party as follows: Directors, officers and employees of the Company shall report on a confidential basis any violations to the Company’s Chairman of the Board, principal executive officer or principal financial officer.

Compliance with Code

     All issues of non-compliance with this policy will be reviewed and evaluated according to the circumstances and severity of the problem. Senior management will take actions, as it deems appropriate, which can include disciplinary action up to and including termination of employment, legal action, and other measures.

Waiver of the Code

     Any waiver of this Code may be made only by the independent directors on the Board of Directors or by an authorized committee of the Board of Directors comprised solely of independent directors, and will be disclosed as required by law, SEC regulations or the rules and standards of the national securities exchange on which the Company’s securities are listed.

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PARADISE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Stock of Paradise, Inc., a corporation organized under the laws of the State of Florida, does hereby appoint Melvin S. Gordon and Tracy W. Schulis, and each of them, as due and lawful attorneys in-fact (each of whom shall have full power of substitution), to represent and vote, as designated below, all the shares of Common Stock of Paradise, Inc. held of record by the undersigned shareholder as of the close of business on April 23, 2004, at the Annual Meeting of Shareholders of Paradise, Inc., to be held on May 27, 2004, at 10:00 a.m. local time, or any adjournment thereof on the following matters:

1.	To elect five (5) Directors to hold office until the next Annual Meeting of Shareholders

☐	FOR all Nominees listed below	☐	WITHHOLD AUTHORITY to vote for all the nominees (except as marked to the contrary below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided.

Nominees: Mark H. Gordon, Tracy W. Schulis, Melvin S. Gordon, Eugene L. Weiner, Randy S. Gordon

2.	Ratification of Bella, Hermida, Gillman, Hancock & Mueller as the Company’s independent accountants for 2004.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

3.	In their discretion, on such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is given by the undersigned Shareholder, this Proxy will be voted “FOR”the election of all director Nominees listed above, and “FOR” the ratification of the auditors.

(Please Sign and Date on Reverse Side)

(Continue from Other Side)

PLEASE SIGN AND RETURN PROMPTLY

Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or other similar capacity so indicate. If the owner is a corporation, or other business entity, an authorized officer or person in similar capacity, should sign for the corporation or other business entity, and state his or her title. This Proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory.

Date:	, 2004

Signature(s):

Title or Authority (if applicable)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.